Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

Securities and Exchange Commission

Washington, D. C.

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 9, 2004, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, appearing in Part II, Item 8 of the 2003 Form 10-K of Citizens Financial Corp.

ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia

March 12, 2004